                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.         )

         Filed by the registrant /X/
         Filed by a party other than the registrant / /
         Check the appropriate box:
         / / Preliminary proxy statement
         /X/ Definitive proxy statement
         / / Definitive additional materials
         / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               Sterling Chemicals, Inc.
                         -----------------------------------------
                     (Name of Registrant as Specified in Its Charter)

                                    Bowne of Houston
                         -----------------------------------------
                         (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
         /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
             14a-6(j)(2).
         / / $500 per each party to the controversy pursuant to Exchange Act
             Rule 14a-6(i)(3).
         / / Fee computed on table below per Exchange Act
             Rules 14a-6(i)(4) and 0-11.

         (1)     Title of each class of securities to which transaction applies:

                         -----------------------------------------

         (2)     Aggregate number of securities to which transactions applies:

                         -----------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

                         -----------------------------------------

         (4)     Proposed maximum aggregate value of transaction:

                         -----------------------------------------

         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

                         -----------------------------------------

         (2) Form, schedule or registration statement no.:

                         -----------------------------------------

         (3) Filing party:

                         -----------------------------------------

         (4) Date filed:

                         -----------------------------------------

- - -----------------

         (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                            STERLING CHEMICALS, INC.
                               1200 SMITH STREET
                                   SUITE 1900
                           HOUSTON, TEXAS 77002-4312

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 25, 1995

To the Stockholders of Sterling Chemicals, Inc.:

         An Annual Meeting of Stockholders of Sterling Chemicals, Inc. (the "Company") will be held at Texas Commerce Center Auditorium, 601 Travis Street, Houston, Texas at 9:00 A.M., Houston time, on Wednesday, January 25, 1995 for the following purposes:

                 1. To elect seven directors, to serve until the 1996 Annual Meeting and until their successors are duly elected and qualified.

                 2. To consider and act upon a proposal to ratify the appointment of Coopers & Lybrand L.L.P. as the independent auditors of the books and accounts of the Company for the fiscal year ending September 30, 1995.

                 3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

         Stockholders of record at the close of business on December 5, 1994 are entitled to notice of and to vote at the meeting and any adjournment thereof.

         You are cordially invited to attend the meeting. Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy and return it promptly in the accompanying envelope.


                                            By Order of the Board of Directors


                                            F. MAXWELL EVANS
                                            ------------------------------------
                                            F. Maxwell Evans
                                            Secretary
Houston, Texas
December 19, 1994

________________________________________________________________________________

                             YOUR VOTE IS IMPORTANT

         TO ENSURE REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING. NO ADDITIONAL POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.
________________________________________________________________________________

                            STERLING CHEMICALS, INC.
                               1200 SMITH STREET
                                   SUITE 1900
                           HOUSTON, TEXAS 77002-4312
                                 (713) 650-3700

                                                               December 19, 1994

                           _________________________

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 25, 1995

                           _________________________

                                  INTRODUCTION

         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Sterling Chemicals, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, January 25, 1995, and at any adjournment(s) thereof (the "Annual Meeting") for the purposes set forth in this Proxy Statement and the accompanying Notice. The Proxy Statement and the enclosed form of proxy will first be sent to stockholders on or about December 19, 1994.

PROXIES

         The shares represented by any proxy in the enclosed form, if such proxy is properly executed and is received by the Company prior to or at the Annual Meeting, will be voted in accordance with the specifications made thereon. Proxies that are properly signed and returned but on which no specification has been made by the stockholder will be voted for the election to the Board of Directors of the nominees named herein and in favor of ratification of the appointment of Coopers & Lybrand L.L.P. as the independent auditors of the books and accounts of the Company for the fiscal year ending September 30, 1995. The enclosed form of proxy may be revoked at any time prior to the exercise thereof by executing a new proxy with a later date, by voting in person at the Annual Meeting, or by giving written notice to the Secretary of the Company of revocation at any time before the proxy is voted at the Annual Meeting. Proxies are revocable by written notice received by the Secretary of the Company at any time prior to their exercise. Proxies will be deemed revoked by voting in person at the Annual Meeting.

VOTING SECURITIES

         Stockholders of record at the close of business on December 5, 1994 are entitled to notice of and to vote at the Annual Meeting. As of December 5, 1994, the issued and outstanding voting securities of the Company consisted of 55,673,991 shares of common stock, par value $.01 per share (the "Common Stock"). Each share of Common Stock is entitled to one vote on all matters that may properly come before the Annual Meeting.

QUORUM AND OTHER MATTERS

         The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Shares of Common Stock represented by a properly signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Shares of Common Stock held by nominees which are voted on at least one matter coming before the Annual Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner's discretion has been withheld (a "broker non-vote") for voting on some or all other matters.

         Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Accordingly, abstentions or broker non-votes will not affect the election of the candidates receiving the plurality of votes.

         All other matters to come before the Annual Meeting require the approval of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Therefore, abstentions will have the same effect as votes against the proposals on such matters. Broker non-votes, however, will be deemed shares not entitled to vote on such matters, and therefore will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for approval of such matters.

         Votes at the Annual Meeting will be tabulated by an Inspector of Election appointed by the Company.

         The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxies in accordance with their best judgment.

                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

         The following table sets forth information with respect to each nominee for election as a director. The information as to age, principal occupation, securities owned and directorships has been furnished by each such nominee. For more detailed information with respect to Common Stock ownership by nominees who are executive officers of the Company, see the table in the section of this Proxy Statement captioned "Principal Stockholders."

                                                                             SHARES OF
                                                                            COMMON STOCK
                                                                               OWNED
                                                                           BENEFICIALLY,
                                                                            DIRECTLY OR
                                                                            INDIRECTLY,
                                                                               AS OF
                                               PRINCIPAL                    DECEMBER 5,       PERCENT
      NAME AND AGE                           OCCUPATION(1)                      1994          OF CLASS
      ------------                           -------------                      ----          --------

Gordon A. Cain (82) . . . . . . .      Chairman of the Board of              6,032,850          10.8
                                       the Company

J. Virgil Waggoner (67) . . . . .      President and Chief                   4,568,507           8.2
                                       Executive Officer of
                                       the Company

William A. McMinn (64)  . . . . .      Chairman of the Board of                154,579            .3
                                       Arcadian Corporation(2)

James J. Kerley (72)  . . . . . .      Financial Consultant(3)                 144,579            .3

Gilbert M. A. Portal (64) . . . .      Secretary General, European                  --            --
                                       Petroleum Industry
                                       Association(4)

Frank J. Pizzitola (71) . . . . .      Limited Partner of Lazard                10,000            --
                                       Freres & Company(5)

Raymond R. Knowland (64)  . . . .      Industrial Consultant(6)                  2,500            --

___________________

(1) Unless otherwise indicated in this table, each director has held his position in his principal occupation for more than five years. Except for Messrs. Pizzitola and Knowland, who have served as Directors from October 1992 and December 1992, respectively, all nominees have served continuously as directors since 1986. Additionally, Messrs. Cain and Waggoner have served continuously in their positions as executive officers of the Company since 1986. For background information on Messrs. Cain and Waggoner, see the section of this Proxy Statement captioned "Executive Officers of the Company".

(2) Mr. McMinn was Corporate Vice President and Manager of the industrial chemical group of FMC Corporation, a manufacturer of machinery and chemical products, from 1973 through 1985, when he retired. He became President and Chief Executive Officer of Cain Chemical Inc., a producer of petrochemicals, in 1987 and served in that capacity until its acquisition by Occidental Petroleum in May 1988. He became Chairman of the Board of Directors of Arcadian Corporation, a fertilizer manufacturer, in August 1990. He has been a director of PM Holdings Corporation and its principal operating subsidiary Purina Mills, Inc., a leading manufacturer of animal nutrition products, since October 1993.

(3) Mr. Kerley has principally been a financial consultant since his retirement in January 1986. From January 1993 through December 1994, however, he served as Chairman of the Board of Rohr, Inc. From September 1981 through December 1985 he was Vice Chairman of the
         Board of Directors and Chief Financial Officer of Emerson Electric Co. For eleven years prior thereto, Mr. Kerley was Chief Financial
         Officer of Monsanto Company. Mr. Kerley is a director of Atlantic Coast Airlines, Inc., Borg Warner Automotive, Inc., D T Industries, Inc. and ESCO Electronics Corporation. During the past five years, Mr. Kerley has been, but is no longer, a member of the Boards of Directors of various other corporations, including Mercantile Bancorporation, Mercantile Bank, N.A., GenCorp, Rohr Industries, Inc., Cetus Corporation, Kellwood Company and Cyprus Minerals.

(4) Mr. Portal was President of Elf Aquitaine Petroleum, an oil and gas exploration and production company and a division of Elf Aquitaine, Inc., and Senior Vice President of Elf Aquitaine, Inc. from 1982 to 1989. In 1989 Mr. Portal became Chairman and Chief Executive Officer of Elf Exploration, Inc., a position he held until February 1990, at which time he became Secretary General of the European Petroleum Industry Association. He is currently a director of Sonat Offshore Drilling, Inc.

(5) Mr. Pizzitola has been a Limited Partner of Lazard Freres & Co., New York since January 1994 and was a General Partner thereof from 1973 through 1993. Mr. Pizzitola has been, but is no longer, a member of the Boards of Directors of I-T-E Imperial, Allied Chemical Co., Pirelli Enterprises Corp., Grand Metropolitan plc, Lyonnaise des Eaux and Westmark International, Inc. He is currently a director of UWR Corporation, Lyonnaise American Holdings, Inc. and Sipex Corporation.

(6) Mr. Knowland held various directorships and executive positions for British Petroleum Company plc ("BP") and certain of its subsidiaries from 1980 until April 1, 1992, including his positions as a Managing Director of BP from March 1990 to March 1992, Chief Executive Officer of BP Chemicals (International) Ltd. from December 1983 through March 1990 and Chairman thereof from March 1990 to March 1992. He is currently a director of Laporte plc, British Nuclear Fuels plc and the British Standards Institution.

         Directors will be elected by the favorable vote of a plurality of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote. The Board of Directors recommends a vote FOR each of the nominees listed and, unless authority to vote for the election of directors is withheld as to any or all nominees, all shares represented by proxies will be voted for the election of the nominees listed. If authority to vote for the election of directors is withheld as to any but not all of the nominees listed, all shares represented by any such proxy will be voted for the election of the nominees as to whom authority is not withheld. If a nominee becomes unavailable for any reason before the election, the shares represented by the proxies will be voted for such person, if any, as may be designated by the Board of Directors. However, the Board of Directors has no reason to believe that any nominee will be unavailable. Any vacancy occurring following the election of directors may be filled by the Board of Directors.

INFORMATION CONCERNING OPERATION OF THE BOARD OF DIRECTORS

         In order to facilitate the various functions of the Board of Directors, the Board has created two committees: an Audit Committee and a Compensation Committee. The Board does not have a nominating committee.

         The members of the Audit Committee are Messrs. Kerley (Chairman), Portal, Pizzitola and Knowland. The functions of the Audit Committee are to recommend to the Board of Directors the retention or discharge of the Company's independent auditors; review and approve the engagement of the independent auditors to conduct audits of the Company, including the scope, extent and procedures of the audits and the fees to be paid therefor; review, in consultation with the independent auditors, the audit results and their proposed opinion letters or audit reports and any related management letters; review and approve the audited financial statements of the Company; consult with the independent auditors and management of the Company, together or separately, on the adequacy of internal accounting controls and review the results thereof; review the independence of the independent auditors; review and approve the engagement of the independent auditors for non-audit services; direct and supervise investigations into matters within the scope of the Audit Committee's duties; and perform such other functions as may be necessary or appropriate in the efficient discharge of its duties.

         The members of the Compensation Committee are Messrs. McMinn (Chairman), Cain, Portal, Pizzitola and Knowland. The functions of the Compensation Committee include discussing, modifying (if appropriate) and approving the recommendations of management with regard to the compensation arrangements of the Company's Chief Executive Officer and other executive officers, recommending and administering those employee benefit plans that provide benefits to the Company's executive officers and performing such other functions as may be necessary or appropriate in the efficient discharge of its duties.

         During the year ended September 30, 1994, the Board of Directors held five meetings, the Audit Committee held two meetings and the Compensation Committee held three meetings. No director attended fewer than 75% of all director and committee meetings, except that Messrs. Cain, Kerley and Pizzitola each attended three Board of Directors meetings and Mr. Portal attended four Board of Directors meetings, Messrs. Cain and Portal each attended two Compensation Committee meetings and Mr. Pizzitola attended one Compensation Committee meeting, and Messrs. Pizzitola and Portal each attended one Audit Committee meeting.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION ARRANGEMENTS FOR AND TRANSACTIONS WITH MEMBERS OF THE BOARD OF DIRECTORS

         Members of the Board of Directors of the Company, other than those directors who are employees of the Company, receive a fee of $16,000 per year and an attendance fee of $600 per meeting and are reimbursed for travel expenses for their services as directors. Members of the Board of Directors of the Company who are employees of the Company do not receive a fee for their services as directors.

         The Company maintains the Sterling Chemicals, Inc. Amended and Restated Stock Appreciation Rights Plan for Non-Employee Directors (the "SAR Plan") for the benefit of certain non-employee members of the Board of Directors. Pursuant to the SAR Plan, each member of the Board of Directors at the time of the adoption of the SAR Plan who was not an employee of the Company or any of its subsidiaries (a "Participant") was awarded 40,000 stock appreciation rights ("SARs"). The aggregate number of SARs that were awarded to all Participants under the SAR Plan is 200,000. Each of the following members of the Board of Directors were awarded 40,000 SARs on January 27, 1993 at a base price of $4.00 per SAR: Messrs. McMinn, Kerley, Knowland, Portal, and Pizzitola. No SARs were exercised in Fiscal 1994. The SAR Plan was amended in October 1994 to limit the potential value of the SARs by placing a ceiling on the amounts that the Company may be required to pay upon the exercise of the SARs. Participants were given greater flexibility with respect to the dates on which they may exercise their SARs. Each Participant exercised 25% of his SARs on October 10, 1994 for the fixed amount payable to him of $9.00 per SAR and is permitted to exercise up to 50%, 75% and 100% of his SARs on September 1, 1995, September 1, 1996, and September 1, 1997, respectively, for the maximum amount payable on such dates of $9.00 per SAR, $10.00 per SAR and $11.00 per SAR, respectively, provided the Participant is a member of the Board of Directors on each such date. All unexercised SARs terminate at 12:01 a.m. on September 2, 1997.

                             EXECUTIVE COMPENSATION

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)

         The Company's executive compensation program is administered by the Compensation Committee of the Company's Board of Directors, which is composed of the non-employee directors listed at the end of this report. The Committee's role is to discharge the compensation responsibilities of the Board of Directors. In discharging its functions, the Committee discusses, modifies (if appropriate) and approves the recommendations of management with regard to the compensation arrangements of the Company's executive officers, including the Chief Executive Officer, and the other executive officers of the Company who are named in the Summary Compensation Table. The Company's executive officers, including those named in the Summary Compensation Table, are referred to collectively as the "Executive Officers". Additionally, the Compensation Committee recommends and administers those employee benefit plans that provide benefits to the Executive Officers. This report sets forth the major components of Executive Officer compensation and the basis upon which the Compensation Committee determined Executive Officer compensation (including the compensation of the Chief Executive Officer) for the fiscal year ended September 30, 1994.

   Compensation Policy and Guidelines

         The goals of the Company's compensation policy are to align executive compensation with the Company's long-term business objectives and performance, to enable the Company to attract and retain high-quality Executive Officers and other employees who will contribute to the long-term success of the Company and to reward its Executive Officers and other employees for their successful efforts in attaining objectives beneficial to the growth and profitability of the Company.

         Since its inception, the Company has maintained the philosophy that compensation of its Executive Officers and others should be directly and substantially related to the Company's operating performance. This philosophy is effectuated by weighing executive compensation heavily towards profit sharing payments on the basis of the Company's performance using the Company's earnings before deducting amortization, interest, taxes and SAR accruals ("Threshold Level"). As a result of this philosophy, in years when the Company has had extraordinary success, its Executive Officers have been well compensated and in less profitable years, the Executive Officers' compensation has been negatively impacted to a substantial degree.

________________________
1 Notwithstanding Securities and Exchange Commission ("SEC") filings by the Company that have incorporated or may incorporate by reference other SEC filings (including this proxy statement) in their entirety, the Board Compensation Committee Report on Executive Compensation shall not be incorporated by reference into such filings and shall not be deemed to be "filed" with the SEC except as specifically provided otherwise or to the extent required by Item 402 of Regulation S-K.

         The executive compensation program for fiscal year 1994, as in past years, consists primarily of (1) base salaries, which are not related directly to the Company's performance but which are set below median levels based on comparative industry data, and (2) profit sharing bonuses, which are entirely based upon the Company's performance, to be paid out of the Company's Salaried Employees' Profit Sharing Plan ("Plan").

         Pursuant to the Plan, each year the Compensation Committee designates the Threshold Level, which must be met before any profit sharing bonuses are awarded. Once the Threshold Level is met, profit sharing bonuses are awarded based upon certain percentages of performance above the Threshold Level. The Threshold Level is established annually and is intended to provide for all major cash operating expenditures of the Company, such as debt service, capital needs and taxes. In general, the calculation used to determine the Threshold Level on an annual basis would not allow a profit sharing percentage to accrue if there were no profits. The Board of Directors and the Compensation Committee believe that the base salary plus profit sharing structure provides proper incentives to the Executive Officers by directly relating their compensation to the Company's performance.

         The Compensation Committee and the Board of Directors believe that the executive compensation program, and the incentives related to profit sharing, should be carried throughout the Company. As a result, the Plan is similar to the plan in which all other employees of the Company participate. The Compensation Committee and the Board of Directors believe that the Plan and the profit sharing plan in effect for the Company's other employees have been responsible for a great deal of the Company's success and have resulted in a motivated and efficient work force.

         While the Compensation Committee generally follows these guidelines, the Compensation Committee may from time to time provide additional compensation to the Company's Executive Officers in connection with promotions, assignments of additional responsibilities, or other factors which, in the Compensation Committee's opinion, merit compensation increases.

         The Executive Officers own a substantial number of shares of the Company's Common Stock. Additionally, the Executive Officers and other employees currently are eligible to acquire interests in Company stock through the Company's Employee Stock Ownership Plan ("ESOP"), and certain Executive Officers have been granted shares of restricted stock and SARs all pursuant to the Omnibus Stock and Incentive Plan. The Committee believes that the current substantial Common Stock ownership levels of Executive Officers, their participation in the Company's ESOP and grants of restricted stock and SARs further encourage long-term performance and Company growth by more closely aligning the Executive Officers' interests with the equity owners' interests.

         The particular elements of the compensation program for the Executive Officers, including the Chief Executive Officer, for fiscal year ended September 30, 1994 are explained in more detail below.

         Base Salary. The Compensation Committee determines base salary levels of the Executive Officers, including the Chief Executive Officer, by referring to published industry reports and surveys on executive compensation, then sets the base salary levels below base salary medians of executive officers in other chemical companies with annual sales of less than $1 billion. Base salaries for Executive Officers, including the Chief Executive Officer, are not related directly to the Company's performance. In fiscal year 1994, the base salaries for the Executive Officers, including the Chief Executive Officer, whose base salary was $279,166, were well below median industry levels.

         Profit Sharing. The Threshold Level of performance designated by the Compensation Committee for fiscal year 1994 of $79 million was exceeded by approximately $34 million. Accordingly, profit sharing bonuses aggregating $434,343 were paid for fiscal year 1994 performance to the Named Executive Officers, including the Chief Executive Officer, whose profit sharing bonus was $134,987.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Mr. William A. McMinn
Mr. Gordon A. Cain
Mr. Gilbert M. A. Portal
Mr. Frank J. Pizzitola
Mr. Raymond R. Knowland

STOCK PERFORMANCE GRAPH

         The following Stock Performance Graph compares the Company's cumulative total stockholder return on its Common Stock for a five-year period with the cumulative total return of the Standard & Poor's Stock Index and the Standard & Poor's Chemicals Index. The graph assumes $100 was invested on September 30, 1989 in the Company's Common Stock, the S&P 500 Index and the S&P Chemicals Index and that dividends were reinvested.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
  BASED ON $100 INVESTED ON SEPTEMBER 30, 1989 IN STOCK IN STOCK OR INDEX --
                     INCLUDING REINVESTMENT OF DIVIDENDS.
                  FISCAL YEAR ENDING SEPTEMBER SEPTEMBER 30.

                           Sterling
                        Chemicals, Inc.       S&P 500         S&P Chemicals
                        ---------------       -------         -------------
SEP-89                       100                100                100
SEP-90                        78                 91                 75
SEP-91                        74                119                110
SEP-92                        61                132                121
SEP-93                        56                149                130
SEP-94                       210                155                171

SUMMARY COMPENSATION TABLE

         The following table summarizes the compensation paid by the Company for the three fiscal years ended September 30, 1994, to (i) its Chief Executive Officer, (ii) its four most highly compensated Executive Officers whose salary and bonus received from the Company for services rendered during fiscal 1994 exceeded $100,000 and who were serving as Executive Officers at the end of fiscal 1994, and (iii) an individual who served as an Executive Officer of the Company during fiscal 1994 and for whom disclosure would have been required but for the fact that he was not serving as an Executive Officer at the end of fiscal 1994 (collectively, the "Named Executive Officers").


                                                                    LONG-TERM COMPENSATION
                                                               ---------------------------------
                                    ANNUAL COMPENSATION                AWARDS            PAYOUTS
                               ----------------------------   ------------------------   -------
                                                      OTHER                 SECURITIES
     NAME                                            ANNUAL   RESTRICTED    UNDERLYING     LTIP    ALL OTHER
      AND                                            COMPEN-     STOCK       OPTIONS/      PAY-     COMPEN-
   PRINCIPAL                   SALARY     BONUS      SATION    AWARD(S)        SARS        OUTS      SATION
   POSITION           YEAR     ($)(1)     ($)(2)     ($)(3)       ($)           (#)        ($)       ($)(4)
   --------           ----     ------     ------     ------       ---           ---        ---       ------

J. Virgil Waggoner,   1994    $279,166    $134,987     $ -0-     $ -0-           -0-      $ -0-      $10,408
 President and        1993     275,000         -0-       -0-       -0-           -0-        -0-        9,967
 Chief Executive      1992     275,000         -0-       -0-       -0-           -0-        -0-       10,425
 Officer

Robert W. Roten,      1994     177,500      71,579       -0-       -0-           -0-        -0-        7,858
 Executive Vice       1993     175,000         -0-       -0-       -0-           -0-        -0-        8,505
 President and Chief  1992     175,000         -0-       -0-       -0-           -0-        -0-        8,531
 Operating Officer

Robert N. Bannon,     1994     152,500      61,353       -0-       -0-           -0-        -0-        6,737
 Vice President -     1993     150,000         -0-       -0-       -0-      -0-/262,500     -0-        7,290
 Operations           1992     143,750         -0-       -0-       -0-       13,125/-0-     -0-        7,289

Richard K. Crump,     1994     152,500      61,353       -0-       -0-           -0-        -0-        6,737
 Vice President -     1993     150,000         -0-       -0-       -0-           -0-        -0-        7,290
 Commercial           1992     143,750         -0-       -0-       -0-           -0-        -0-        7,289

J. David Heaney,      1994     150,000      61,353       -0-       -0-           -0-        -0-        6,728
 Vice President       1993     150,000         -0-       -0-       -0-           -0-        -0-        7,290
 Finance and          1992     143,750         -0-       -0-       -0-           -0-        -0-        7,289
 Chief Financial
 Officer(5)

F. Maxwell Evans      1994     142,500      43,718       -0-       -0-           -0-        -0-        6,391
 Secretary and        1993     135,000         -0-       -0-       -0-      -0-/236,260     -0-          992
 General Counsel      1992      11,250(6)      -0-       -0-   135,000(7)    11,813/-0-     -0-           42

___________________

1 Includes amounts deferred under the Company's 401(k) Savings and Investment Plan.

2        Paid pursuant to the Company's Profit Sharing Plan.

3 Although the Named Executive Officers receive limited perquisites, such as reimbursement of club dues used for entertainment, the value of such perquisites does not exceed 10% of the salary of any of the Named Executive Officers.

4 For fiscal year 1994, All Other Compensation includes matching contributions paid by the Company pursuant to the Company's 401(k) Savings and Investment Plan, as follows: Mr. Waggoner, $9,403, Mr. Roten, $7,219, Mr. Bannon, $6,188, Mr. Crump, $6,188, Mr. Heaney, $6,188 and Mr. Evans, $5,878; and premiums for group term life insurance paid by the Company as follows: Mr. Waggoner, $1,005, Mr. Roten, $639, Mr. Bannon, $549, Mr. Crump, $549, Mr. Heaney, $540 and Mr. Evans, $513.

5        Mr. Heaney resigned from the Company effective September 6, 1994.

6        Mr. Evans joined the Company on September 1, 1992.

7 Pursuant to the Company's Omnibus and Incentive Plan, Mr. Evans was awarded 33,750 shares of restricted stock on September 1, 1992. The value of the restricted stock award was determined by multiplying the fair market value of the Company's Common Stock on the date of grant ($4.00/share) by the number of shares awarded. Under the terms of the grant, 20% of the restricted shares vested on September 1, 1993 and 20% will vest on each September 1 thereafter. As the owner of such restricted stock, Mr. Evans is entitled to receive dividends (if any) with respect thereto. As of September 30, 1994, 13,500 shares of such restricted stock had vested, and Mr. Evans held 20,250 shares of unvested restricted stock, which had a value as of such date of $273,375. None of the other Named Executive Officers own any restricted stock.

AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1994 AND YEAR-END OPTION/SAR VALUES

         The following table provides information on option and SAR exercises in fiscal 1994 by the Named Executive Officers and the value of such officers' unexercised options and SARs at September 30, 1994.

                                                                                         VALUE OF
                                                      NUMBER OF SECURITIES               UNEXERCISED
                                                    UNDERLYING UNEXERCISED              IN-THE-MONEY
                          SHARES                        OPTIONS/SARS AT               OPTIONS/SARS AT
                         ACQUIRED        VALUE       SEPTEMBER 30, 1994 (#)        SEPTEMBER 30, 1994 ($)
                            ON         REALIZED    --------------------------   -----------------------------
NAME                   EXERCISE (#)       ($)      EXERCISABLE  UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
- - ----                   ------------    --------    -----------  -------------   -----------     -------------

J. Virgil Waggoner          -0-           $-0-         -0-           -0-            $-0-             $-0-
Robert W. Roten             -0-            -0-         -0-           -0-             -0-             -0-
Robert N. Bannon            -0-            -0-         -0-       -0-/262,500(1)      -0-        -0-/$2,493,750
Richard K. Crump            -0-            -0-         -0-           -0-             -0-             -0-
F. Maxwell Evans            -0-            -0-         -0-       -0-/236,260(1)      -0-        -0-/$2,244,470
J. David Heaney             -0-            -0-         -0-           -0-             -0-             -0-

__________________

(1) In September, 1992, the Company initiated a Stock Appreciation Rights Program ("Program") pursuant to the Omnibus Stock and Incentive Plan, to provide additional compensation to certain Executive Officers and other employees of the Company. Under the Program, the Company offered each participant the right to purchase a specified number of shares of the Company's Common Stock and granted 20 SARs for each share purchased. In fiscal 1993, Messrs. Bannon and Evans purchased 13,125 and 11,813 shares, respectively, and were granted 262,500 and 236,260 SARs, respectively. During the first quarter of fiscal 1995, the participants unanimously agreed, at the Company's request, to amend the Program to, among other things, limit the potential value of the SARs by placing a ceiling on the amounts that the Company may be required to pay upon exercise of the SARs. Under the amended Program, Messrs. Bannon and Evans each exercised a portion of his SARs on October 10, 1994. The remaining SARs are exercisable at various times through September 1, 1997.



PENSION PLANS

         The Company has established a Salaried Employees' Pension Plan (the "Pension Plan") covering substantially all salaried employees, including the Company's Executive Officers. Pension costs are borne solely by the Company and determined annually on an actuarial basis with contributions made accordingly. The pension benefits payable under the Pension Plan for individuals hired by Monsanto Company ("Monsanto") (from which the Company acquired its Texas City facilities) prior to April 1, 1986 are based on such individual's vesting percentage times years of service multiplied by 1.4% of Average Earnings (as defined). Individuals hired by Monsanto on or after April 1, 1986 and other individuals hired by the Company receive a pension payable under the Pension Plan based on such individual's vested percentage times years of service multiplied by 1.2% of Average Earnings (as defined). Average Earnings excludes amounts received under the Company's Profit Sharing Plan and is generally defined as the greater of (i) average compensation received during the highest three of the final five calendar years of employment or (ii) average compensation received during the final 36 months of employment.

         For those Company employees who were (i) employed by the Company prior to October 1, 1986, (ii) previously employed by Monsanto and (iii) accruing a Monsanto pension plan benefit, the Company recognizes Monsanto pension plan years of service offset by any vested benefit under the Monsanto pension plan. For those Company employees as of August 21, 1992 who were (i) previously employed by Albright & Wilson based in the United States and (ii) participants in the Tenneco, Inc. Retirement Plan, the Company recognizes Tenneco, Inc. Retirement Plan years of service offset by any vested benefit under that plan. A participant will become vested only after five years of service or at age 65.

         Table A illustrates the annual normal retirement benefits payable under the Pension Plan based on 1.4% of Average Earnings, without reduction for any offset amounts. Table B illustrates the annual normal retirement benefits payable under the Pension Plan based on 1.2% of Average Earnings, without reduction for any offset amounts. Such benefit levels assume retirement at age 65, the years of service shown, continued existence of the Pension Plan without substantial change and payment in the form of a single life annuity.


                                            Table A
                                                           YEARS OF SERVICE
                                        -----------------------------------------------------------
     AVERAGE EARNINGS                     10               20               30                 40
     ----------------                   -------          -------          -------           -------
        $ 50,000  . . . . . . . . . .   $ 7,000          $14,000          $21,000           $28,000
         100,000  . . . . . . . . . .    14,000           28,000           42,000            56,000
         150,000  . . . . . . . . . .    21,000           42,000           63,000            84,000
         200,000  . . . . . . . . . .    21,000           42,000           63,000            84,000
         250,000  . . . . . . . . . .    21,000           42,000           63,000            84,000
         300,000  . . . . . . . . . .    21,000           42,000           63,000            84,000
         350,000  . . . . . . . . . .    21,000           42,000           63,000            84,000


                                           Table B
                                                           YEARS OF SERVICE
                                        -----------------------------------------------------------
     AVERAGE EARNINGS                     10               20               30                 40
     ----------------                   -------          -------          -------           -------
        $ 50,000  . . . . . . . . . .   $ 6,000          $12,000          $18,000           $24,000
         100,000  . . . . . . . . . .    12,000           24,000           36,000            48,000
         150,000  . . . . . . . . . .    18,000           36,000           54,000            72,000
         200,000  . . . . . . . . . .    18,000           36,000           54,000            72,000
         250,000  . . . . . . . . . .    18,000           36,000           54,000            72,000
         300,000  . . . . . . . . . .    18,000           36,000           54,000            72,000
         350,000  . . . . . . . . . .    18,000           36,000           54,000            72,000

         The benefits under the Pension Plan are computed by multiplying Average Earnings by credited years of service times the respective percentages referred to above. The benefits payable under the Pension Plan are not reduced by any benefits payable under Social Security or other offset amounts.

The benefits payable to Table A participants are reduced by the amount of pension benefits which participants may be entitled to under Monsanto's pension plan. Compensation covered by the Pension Plans consists of base salary only. The number of credited years of service of each of the Named Executive Officers are as follows: J. Virgil Waggoner - 38 years; Robert W. Roten - 33 years; Richard K. Crump - 8 years; F. Maxwell Evans - 2 years; Robert N. Bannon - 23 years; and J. David Heaney (who resigned effective September 6, 1994) - 8 years.

BENEFIT EQUALIZATION PLAN

         The Company maintains the Sterling Chemicals, Inc. Pension Benefit Equalization Plan (the "Equalization Plan"). The Equalization Plan provides additional benefits to employees whose retirement benefits under the Pension Plan are reduced, curtailed or otherwise limited as a result of certain limitations under the Code. The additional benefits provided by the Equalization Plan are in an amount equal to the benefits under the Pension Plan which are reduced, curtailed or limited by reason of the application of such limitations. All employees who participate in the Pension Plan are eligible to participate in the Equalization Plan. Benefits have been paid to participants under the Equalization Plan and such benefits are generally payable at the time, and in the manner, benefits are payable under the Pension Plan.

SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN

         The Company maintains the Sterling Chemicals, Inc. Supplemental Employee Retirement Plan (the "Supplemental Plan"). The Supplemental Plan also provides additional benefits to certain employees whose retirement benefits under the Pension Plan are reduced, curtailed or otherwise limited because such employee's annual compensation is in excess of $150,000 or because certain Social Security integration benefits were removed from the Pension Plan. The additional benefits provided by the Supplemental Plan are in an amount equal to the benefits under the Pension Plan which are reduced, curtailed or limited by reason of the applications of such limitations. Only those employees who are a part of management or are "highly compensated" and are selected by the Compensation Committee may participate in the Supplemental Plan. No benefits have been paid to participants under the Supplemental Plan and such benefits are generally payable at the time, and in the manner, benefits are payable under the Pension Plan.

         Assuming retirement at age 65, or their current age, if older, and the continuation of their current levels of base salary until such retirement, total retirement benefits under the Equalization Plan and/or the Supplemental Plan payable to Messrs. Waggoner, Roten, Evans, Crump and Bannon will be $110,068, $86,098, $29,226, $53,616, and $85,389 per year, respectively, reduced by the value of the benefits payable under the Pension Plan, which are $41,437, $56,697, $29,226, $44,680, and $69,105, respectively. Mr. Heaney resigned effective September 6, 1994 and has no supplemental retirement benefits payable to him under the Supplemental Plan as a result of offsetting benefits of $14,729 payable to him under the Pension Plan.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee are Messrs. McMinn (Chairman), Cain, Portal, Pizzitola and Knowland. Mr. McMinn served, during fiscal 1994, as a director and Chairman of the Board of Arcadian Corporation ("Arcadian") and was a member of the Compensation Committee of Arcadian. Mr. McMinn also served, in fiscal 1994, as a director of the Company and was a member of the Compensation Committee. The Chairman of the Board of the Company in fiscal 1994 was Mr. Cain, who served on the Compensation Committee of the Company. Mr. Cain also served, during fiscal 1994, as a director of Arcadian and was a member of the Compensation Committee of Arcadian Corporation. Mr. Cain received no compensation for his role as Chairman of the Board of the Company beyond his compensation as a director of the Company.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding the beneficial ownership, as "beneficial ownership" is defined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended, of the Common Stock as of December 5, 1994, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock,
(ii) each director and nominee for director of the Company, (iii) each Named Executive Officer of the Company, and (iv) all of the directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. The information is based upon information furnished to the Company by each individual or entity named below.

                                                                      AMOUNT AND
                                                                      NATURE OF
                                                                      BENEFICIAL
                                                                      OWNERSHIP
      NAME AND ADDRESS                                                OF COMMON      PERCENT OF OUTSTANDING
     OF BENEFICIAL OWNER                                                STOCK             COMMON STOCK
     -------------------                                                -----             ------------
Gordon A. Cain  . . . . . . . . . . . . . . . . . . . . . . . .      6,032,850(1)             10.8
1200 Smith Street
Suite 1900 Houston, Texas 77002-4312

Merrill Lynch Trust Company of Texas, . . . . . . . . . . . . .      6,437,528(2)             11.6
Trustee for the Sterling
  Chemicals, Inc. Employee
  Stock Ownership Plan
5910 North Central Expressway
Suite 900
Dallas, Texas 75208

J. Virgil Waggoner  . . . . . . . . . . . . . . . . . . . . . .      4,568,507(3)              8.2
1200 Smith Street
Suite 1900 Houston, Texas 77002-4312

William A. McMinn . . . . . . . . . . . . . . . . . . . . . . .        154,579                  *
1200 Smith Street
Suite 1900
Houston, Texas 77002-4312

James J. Kerley . . . . . . . . . . . . . . . . . . . . . . . .        144,579                  *
1200 Smith Street
Suite 1900
Houston, Texas 77002-4312

Gilbert M.A. Portal . . . . . . . . . . . . . . . . . . . . . .             --                 --
1200 Smith Street
Suite 1900
Houston, Texas 77002-4312

Frank J. Pizzitola  . . . . . . . . . . . . . . . . . . . . . .         10,000                  *
1200 Smith Street
Suite 1900
Houston, Texas 77002-4312

Raymond R. Knowland . . . . . . . . . . . . . . . . . . . . . .          2,500                  *
1200 Smith Street
Suite 1900
Houston, Texas 77002-4312

Robert W. Roten . . . . . . . . . . . . . . . . . . . . . . . .      1,101,088(4)              2.0
1200 Smith Street
Suite 1900
Houston, Texas 77002-4312

Robert N. Bannon  . . . . . . . . . . . . . . . . . . . . . . .        261,985(5)               *
1200 Smith Street
Suite 1900
Houston, Texas 77002-4312

Richard K. Crump  . . . . . . . . . . . . . . . . . . . . . . .        655,433(6)              1.2
1200 Smith Street
Suite 1900
Houston, Texas 77002-4312

J. David Heaney . . . . . . . . . . . . . . . . . . . . . . . .        732,652(7)              1.3
1200 Smith Street
Suite 1900
Houston, Texas 77002-4312

F. Maxwell Evans  . . . . . . . . . . . . . . . . . . . . . . .         46,709(8)               *
1200 Smith Street
Suite 1900
Houston, Texas 77002-4312

All executive officers and directors
of the Company as a group
(15 persons)  . . . . . . . . . . . . . . . . . . . . . . . . .     14,236,821(1)(3)(9)       25.6


______________________

*Less than 1%

(1) Includes 375,000 shares held in Mr. Cain's Keogh Plan, over which Mr. Cain has sole voting power and excludes 600,000 shares with respect to which Mr. Cain disclaims beneficial ownership, held by a private family foundation for which Mr. Cain serves as the Chairman of the Board of Trustees.

(2) Merrill Lynch Trust Company of Texas disclaims beneficial ownership with respect to the shares of Common Stock held in its capacity as Trustee of the Sterling Chemicals, Inc. Employee Stock Ownership Plan ("ESOP").

(3) Excludes 50,602 shares held by Mr. Waggoner's wife, with respect to which Mr. Waggoner disclaims beneficial ownership. Includes 76,139 shares over which Mr. Waggoner has sole voting power held by Merrill Lynch Trust Company of Texas, as Trustee of the ESOP as of September 30, 1994 and allocated to Mr. Waggoner's account.

(4) Includes 47,940 shares over which Mr. Roten has sole voting power held by Merrill Lynch Trust Company of Texas, as Trustee of the ESOP as of September 30, 1994 and allocated to Mr. Roten's account.

(5) Includes 27,837 shares over which Mr. Bannon has sole voting power held by Merrill Lynch Trust Company of Texas, as Trustee of the ESOP as of September 30, 1994 and allocated to Mr. Bannon's account.

(6) Includes 36,291 shares over which Mr. Crump has sole voting power held by Merrill Lynch Trust Company of Texas, as Trustee of the ESOP as of September 30, 1994 and allocated to Mr. Crump's account.

(7) Includes 37,618 shares over which Mr. Heaney has sole voting power held by Merrill Lynch Trust Company of Texas, as Trustee of the ESOP as of September 30, 1994 and allocated to Mr. Heaney's account.

(8) Include 1,146 shares over which Mr. Evans has sole voting power held by Merrill Lynch Trust Company of Texas, as Trustee of the ESOP as of September 30, 1994 and allocated to Mr. Evans account.

(9) Includes 278,270 shares held by Merrill Lynch Trust Company of Texas, as Trustee of the ESOP and allocated through September 30, 1994 to the accounts of such officers.

                       EXECUTIVE OFFICERS OF THE COMPANY

         The following list sets forth the names, ages and offices of the executive officers of the Company. The periods during which such persons have served in such capacities are indicated in the description of business experience of such persons below. Each of such persons has held his position with the Company as described since 1986, unless otherwise indicated.

NAME AND AGE                                               POSITION WITH THE COMPANY
- - ------------                                               -------------------------
Gordon A. Cain (82) . . . . . . . . . . . . . . . . . .    Chairman of the Board of Directors

J. Virgil Waggoner (67) . . . . . . . . . . . . . . . .    President, Chief Executive Officer and Director

Robert W. Roten (60)  . . . . . . . . . . . . . . . . .    Executive Vice President and Chief Operating Officer

Jim P. Wise (51)  . . . . . . . . . . . . . . . . . . .    Vice President - Finance and Chief Financial Officer

Richard K. Crump (48) . . . . . . . . . . . . . . . . .    Vice President - Commercial

Robert N. Bannon (49) . . . . . . . . . . . . . . . . .    Vice President - Operations

Stewart H. Yonts (49) . . . . . . . . . . . . . . . . .    Treasurer

F. Maxwell Evans (50) . . . . . . . . . . . . . . . . .    General Counsel and Secretary

J. David Heaney (46)  . . . . . . . . . . . . . . . . .    Vice President - Finance and Chief Financial Officer (Resigned)

Ben L. Roberts (49) . . . . . . . . . . . . . . . . . .    Treasurer and Assistant Secretary (Resigned)


         Mr. Cain is President of Beta Consulting, Inc., a consulting and investment company. From August 1982 until December 31, 1992, he was Chairman of the Board of The Sterling Group, Inc., a firm organized in 1982 which specializes in leveraged acquisitions. Mr. Cain has been on the Board of Directors of Arcadian Corporation since May 1989 and Atlantic Coast Airlines, Inc. since November 1991. Mr. Cain has been Chairman of the Board of Ultrair, Inc. since November 1992. Prior to organizing The Sterling Group, Inc., Mr. Cain was involved in the purchase of a variety of businesses and provided consulting services to these and other companies. Mr. Cain was also Chairman of the

Board of Cain Chemical, Inc. from its organization in March 1987 until its acquisition by Occidental Petroleum Corporation in May 1988 and the Chairman of the Board of Vista Chemical Company from July 1984 until October 1986.

         Mr. Waggoner has been on the Boards of Directors of Kirby Corporation and Mail-Well Holdings, Inc. since July 1993 and February 1994, respectively. Mr. Waggoner was President of El Paso Products Company (now a subsidiary of Rexene Corporation), a commodity chemicals and plastics company, from 1980 to 1983 and was a self-employed industry consultant from 1983 to 1986. From 1950 to 1980 Mr. Waggoner was employed by Monsanto Company, last serving as Group Vice President and Managing Director of Monsanto's Plastics and Resins Company.

         Mr. Roten was President of Materials Exchange, Inc., a Houston-based petrochemical and plastics marketing firm, from 1983 until 1986. Mr. Roten spent the first 25 years of his career with Monsanto Company and served as Vice President for sales and marketing for El Paso Products Company from 1981 to 1983. He served as Vice President--Commercial of the Company from August 1986 until September 1991, when he became Vice President--Corporate Development. Mr. Roten became Executive Vice President and Chief Operating Officer in April 1993.

         Mr. Heaney was a member of the law firm of Bracewell & Patterson of Houston, Texas, from 1980 until 1986. He served as Vice President-- Administration and Secretary of the Company from August 1986 until August 1, 1992, when he became Vice President--Finance and Chief Financial Officer. He served in that capacity until his resignation effective September 6, 1994.

         Mr. Wise was employed by Transco Energy Company, most recently as Executive Vice President, Chief Financial Officer and a member of the Board of Directors from November 1982 until September 1991. From September 1991 to July 1994, he was Chairman and Chief Executive Officer of Neostar Group, Inc., a private investment banking and financial advisory firm. From July 1994 to September 1994, he was Senior Vice President and Chief Financial Officer of U.S. Delivery Systems, Inc. Mr. Wise joined the Company on September 26, 1994 as Vice President-Finance and Chief Financial Officer.

         Mr. Crump was Vice President of Sales for Rammhorn Marketing from 1984 to August 1986 and Vice President of Materials Management for El Paso Products Company from 1976 through 1983. He served as Director--Commercial of the Company from August 1986 until October 1991, when he became Vice
President--Commercial.

         Mr. Bannon was employed by Monsanto Company for 15 years, most recently as Manager, Strategic Operations-Sales. He became a Director in the Company's Commercial Department in August, 1986. He became the Director of Manufacturing for the Company in October 1989, and served in that capacity until he became Vice President--Operations in October 1991. Mr. Bannon has been the President of Sterling Pulp Chemicals, Ltd. since August 1992 and is a Director of Mainland Bank in Texas City, Texas.

         Mr. Roberts for more than five years prior to 1986 was employed by Roy
M. Huffington, Inc., a private, international oil and gas company with headquarters in Houston, Texas, most recently as Vice President, Financial Administration of the Indonesian Joint Venture Division. He served as Treasurer and Assistant Secretary until his resignation effective September 30, 1994.

         Mr. Yonts was the Tax Manager of the Company from August 1986 to November 1989 and Manager of Taxes and Benefits Accounting from November 1989 until he became the Treasurer on October 1, 1994.

         Mr. Evans was a member of the law firm of Bracewell & Patterson of Houston, Texas from 1979 through December 1991. He received an LL.M. in Environmental Law in August 1992. He became General Counsel and Secretary of the Company on September 1, 1992.

                            EXPENSES OF SOLICITATION

         The cost of soliciting proxies will be borne by the Company. Solicitations of proxies are being made by the Company through the mail, and may also be made in person or by telephone. Employees and directors of the Company may be utilized in connection with such solicitation. The Company will also request brokers and nominees to forward soliciting materials to the beneficial owners of the stock held of record by such persons and will reimburse them for their reasonable forwarding expenses.

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

         The stockholders will be asked to ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors of the books and accounts of the Company for the fiscal year ending September 30, 1995.

         The Board of Directors recommends a vote FOR the proposal to ratify such appointment and, unless authority to vote for the appointment is withheld, all shares represented by proxies will be voted for the appointment. The ratification of the appointment of Coopers & Lybrand L.L.P. will require the affirmative vote of the holders of a majority vote of the shares of Common Stock present, in person or by proxy, at the Annual Meeting.

         Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting, will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

         In order for stockholder proposals to be included in the Company's Proxy Statement and proxy relating to the Company's 1996 Annual Meeting of Stockholders, such proposals must be received by the Company at its principal executive offices not later than August 22, 1995.

                                 OTHER MATTERS

         The Board of Directors does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be presented by others. In the event any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote all proxies in accordance with their best judgment on such matters.

         Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy and return it in the enclosed stamped envelope at your earliest convenience.

                                  By Order of the Board of Directors


                                  F. MAXWELL EVANS
                                  ---------------------------------------------
                                  F. Maxwell Evans
                                      Secretary

________________________________________________________________________________

PROXY                      STERLING CHEMICALS, INC.
          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 25, 1995 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints J. Virgil Waggoner and William A. McMinn, and each of them, attorneys and agents, with full power of substitution to vote as proxy all the shares of Common Stock standing in the name of the undersigned at the Annual Meeting of Stockholders of Sterling Chemicals, Inc. ("Company") to be held at Texas Commerce Center Auditorium, 601 Travis Street, Houston, Texas at 9:00 A.M., Houston time, on Wednesday,
January 25, 1995, and at any adjournments thereof, in accordance with the instructions noted below, and with discretionary authority with respect to such other matters, not known or determined at the time of the solicitation of this proxy, as may properly come before said meeting or any adjournments thereof. Receipt of notice of the meeting and Proxy Statement dated December 19, 1994 is hereby acknowledged.

     The undersigned hereby revokes any proxies heretofore given and directs said attorneys to act or vote as follows:

     (1)  ELECTION OF DIRECTORS

          / / FOR all nominees listed below (except as marked to the contrary below)

          Gordon A. Cain           William A. McMinn       James J. Kerley
          Raymond R. Knowland      J. Virgil Waggoner      Frank J. Pizzitola
          Gilbert M. A. Portal

          / /  WITHHOLD AUTHORITY to vote for all nominees listed below

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)
________________________________________________________________________________

     (2) PROPOSAL TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P., as independent auditors of the books and accounts of Sterling Chemicals, Inc. for the year ending September 30, 1995.

          / / FOR        / / AGAINST        / / ABSTAIN

                                                (TO BE SIGNED ON REVERSE HEREOF)
________________________________________________________________________________
________________________________________________________________________________

                     (PROXY -- CONTINUED FROM OTHER SIDE)

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDER'S SPECIFICATIONS HEREON. IN THE ABSENCE OF SUCH SPECIFICATION, THE PROXY WILL BE VOTED IN FAVOR OF EACH NOMINEE FOR DIRECTOR AND "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND.

                                    Dated______________________, 19_____

                                    ___________________________________________
                                    Signature of Stockholder*

                                    ___________________________________________
                                    Signature of Stockholder*

                                    ___________________________________________
                                    Signature of Stockholder*

                                    *Please sign as name appears hereon. Joint
                                     owners each should sign. When signing as attorney, trustee, administrator, executor, etc., please indicate your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

           PLEASE MARK, SIGN, DATE, AND PROMPTLY RETURN THIS PROXY
                         USING THE ENCLOSED ENVELOPE.
________________________________________________________________________________